Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-154708) and Form S-3 (No. 333-160991) of our report dated March 15, 2010, with respect to the consolidated financial statements and financial statement schedule of Arabian American Development Company for the year ended December 31, 2009, included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/Travis Wolff, LLP

Dallas, Texas
March 9, 2012